                                                                 Exhibit (10)(x)


         THIRD AMENDMENT, dated as of March 3, 1998 (this "Third Amendment"), to the Credit Agreement, dated as of August 29, 1996 as amended by the First Amendment thereto dated as of January 29, 1997 and the Second Amendment thereto dated as of March 21, 1997 (the "Credit Agreement"), among WESTINGHOUSE ELECTRIC CORPORATION, now known as CBS CORPORATION ("CBS"), the Subsidiary Borrowers parties thereto, the Lenders parties thereto, NATIONSBANK, N.A. and THE TORONTO-DOMINION BANK, as Syndication Agents, THE CHASE MANHATTAN BANK, as Documentation Agent, and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent. Unless otherwise specified herein, all capitalized terms defined in the Credit Agreement and used herein are so used as so defined.


                                   WITNESSETH:

         WHEREAS, CBS wishes to amend the Credit Agreement in the manner set forth herein; and

         WHEREAS, each of the parties hereto is willing to enter into this Third Amendment on the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:


                  ARTICLE 1--AMENDMENTS TO THE CREDIT AGREEMENT

         1. Section 1. 1. (a) The definitions of "Consolidated Interest Expense" "Consolidated Net Worth", "Discontinued Operations " and "Net Worth Commencement Date" contained in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety as follows:

                  "Consolidated Interest Expense" shall mean, for any period, the gross interest expense of CBS and its Consolidated Subsidiaries for such period, computed and consolidated in accordance with GAAP, but excluding (a) the amortization of deferred financing charges for such period, (b) the gross interest expense of the Discontinued Operations for such period and (c) in connection with any calculation of "Consolidated Interest Expense" made as of the last day of "any period ending prior to December 31, 1998, the gross interest expense for such period on Allocated Indebtedness (computed pursuant to an appropriate averaging method determined in good faith by a Financial Officer of
         CBS).

                  "Consolidated Net Worth " shall mean the total shareholders' equity of CBS and its Consolidated Subsidiaries determined without giving effect to any changes in such total shareholders' equity resulting from (a) changes in pension liabilities after the Net Worth Commencement Date pursuant to SFAS 87 and SFAS 88, (b) non-cash losses on the Disposition of businesses after the Net Worth Commencement Date,
         (c) changes made in accordance with GAAP to the amortization periods of separately identified intangible assets and goodwill attributable to the acquisition of CBS, Infinity or American Radio Systems, as the case may be, from the 40-year amortization utilized in the projections contained in the Confidential Information Memorandum (in the case of CBS and Infinity) or in the projections separately furnished to the Lenders (in the case of American Radio

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         Systems) or (d) provisions for restructuring reserves (but not environmental or litigation reserves) established after the Net Worth Commencement Date and not exceeding $50,000,000 in the aggregate, net of cash payments made in respect of such reserves, all net of tax effect and computed and consolidated in accordance with GAAP.

                  "Discontinued Operations" shall mean in the operations classified as "discontinued operations" pursuant to Accounting Principles Board Opinion No. 30 as presented in the quarterly report of CBS on Form 10-Q for the quarter ended September 30, 1997 and filed with the SEC on November 14, 1997.

         "Net Worth Commencement Date" shall mean December 31, 1997.

         (b) All text following the word minus in the definition of "Consolidated EBITDA" contained in Section 1.1 of the Credit Agreement is, hereby amended and restated in its entirety as follows:

                  "cash payments made during such period in respect of non-cash charges taken during any previous period (excluding (x) cash payments in respect of non-cash charges taken prior to December 31, 1997 and (y) up to $50,000,000 of cash payments made on or prior to March 31, 1999 in respect of employee separation costs which relate to restructuring charges taken on or prior to September 30, 1998)"

         (c) The proviso at the end of the definition of "Consolidated Total Funded Indebtedness" contained in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

         "; provided, that, (i) in no event shall Indebtedness attributable to Discontinued Operations be included in Consolidated Total Funded Indebtedness and (ii) prior to December 3 1, 1998, in no event shall Allocated Indebtedness be included in Consolidated Total Funded Indebtedness, except, in the case of Allocated Indebtedness, in connection with calculations of the Consolidated Leverage Ratio for the purpose of determining the applicability of the Leverage Margin"

         (d) The following new definitions are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

                  "Allocated Indebtedness" shall mean Indebtedness of CBS and its Subsidiaries in an aggregate principal amount equal to, on any date, $1,558,000,000 minus the aggregate amount of Net Cash Proceeds (up to $1,558, 000,000) received by CBS and its Subsidiaries on or prior to such date from any one or more Dispositions of the Allocated Units (whether or not such Net Cash Proceeds have been applied to repay any Indebtedness).

                  "Allocated Units" shall mean the collective reference to (a) the power generation business unit, (b) the government and environmental services company, (c) the energy systems business unit and (d) the process control division; each, an "Allocated Unit".

         "CBS" shall mean CBS Corporation, a Pennsylvania corporation.

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                  "Net Cash Proceeds" shall mean, in connection with any
         Disposition of all or any material part of any Allocated Unit, the proceeds thereof in the form of cash and cash equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Disposition, net of (1) attorneys' fees, accountants' fees, investment banking fees and other customary fees and expenses actually incurred in connection therewith, (ii) taxes paid or reasonably estimated to be payable on a current basis as a result thereof (after taking into account any available tax credits or deductions) and (iii) any cash purchase price adjustments paid in connection therewith (but only as and when paid).

                  'PGBU Sale Date" shall mean the date on which CBS or any of its Subsidiaries receives cash proceeds from the Disposition of the power generation business unit.

         2. Section 1.2(d). Clause (ii) of Section 1.2(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

         "(ii) the businesses classified as Discontinued Operations shall be limited to those businesses treated as such in the financial statements of CBS referred to in the definition of "Discontinued Operations" and the accounting treatment of Discontinued Operations shall be consistent with the accounting treatment thereof in such financial statements"

         3. Section 2.13. Section 2.13 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "SECTION 2.13. Termination and Reduction of Commitments. (a) Upon at least three Business Days' prior irrevocable written or telecopy notice to the Administrative Agent, CBS may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitments; provided, however, that (i) each partial reduction of the Commitments shall be in a minimum principal amount of $10,000,000 and in integral multiples of $1,000,000 in excess thereof and (ii) no such termination or reduction shall be made if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, (x) the Outstanding Revolving Extensions of Credit of any Lender would exceed such Lender's Commitment then in effect or (y) the Total Facility Exposure would exceed the Total Commitment then in effect. The Administrative Agent shall I promptly advise the Lenders of any notice given pursuant to this Section 2.13(a).

                  (b) On the Business Day it immediately following the PGBU Sale Date, the Total Commitment shall automatically be permanently reduced to $4,000,000,000. If, after giving effect to such reduction, (x) the Outstanding Revolving Extensions of Credit of any Lender exceed such Lender's Commitment then in effect or (y) the Total Facility Exposure exceeds the Total Commitment then in effect, the Borrowers shall on such date prepay the Revolving Credit Loans to the extent necessary to eliminate any such excess.

                  (c) Except as otherwise provided in Section 2.21, each reduction in the Commitments hereunder shall be made ratably among the Lenders in


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         accordance with their respective Commitments. CBS agrees to pay to the
         Administrative Agent for the account of the Lenders, on the date of termination or reduction of the Commitments, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued through the date of such termination or reduction."

         4. Section 5.7. Section 5.7 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "SECTION 5.7. Consolidated Leverage Ratio. CBS will not permit the Consolidated Leverage Ratio at the end of any period of four consecutive fiscal quarters ending on any date set forth below to be greater than the ratio set forth below opposite such date:



               Date                                  Ratio

               3/31/98                                5.25   to        1
               6/30/98                                5.00   to        1
               9/30/98, 12/31/98 and 3/31/99          4.75   to        1
               6/30/99                                4.50   to        1
               9/30/99                                4.25   to        1
               12/31/99 and 3/31/00                   4.00   to        1
               6/30/00 and 9/30/00                    3.75   to        1
               12/31/00 and thereafter                3.50   to        1


         5. Section 5.8. Section 5.8 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "SECTION 5.8. Consolidated Coverage Ratio. CBS will not permit the Consolidated Coverage Ratio for any period of four consecutive fiscal quarters ending on any date set forth below to be less than the ratio set forth below opposite such date:



               Date                                       Ratio

               "3/31/98 and 6/30/98                       2.5 0 to 1
               9/30/98, 12/31/98,
               3/31/99 and 6/30/99                        2.75 to  1
               9/30/99 and thereafter                     3.50 to  1"


         6. Section 5.9. Section 5.9 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "SECTION 5.9. Minimum Consolidated Net Worth. CBS will not permit Consolidated Net Worth on the last day of any fiscal quarter to be less than the sum of (a) $6,060,800,000, (b) 50% of cumulative Consolidated Net Income for each fiscal quarter of CBS ending after the Net Worth Commencement Date for which Consolidated Net Income is positive and (c) 100% of the amount by which total shareholders' equity of CBS and its Consolidated Subsidiaries increases after the Net Worth Commencement Date as a result of the Infinity Merger, including, without



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         limitation, as a result of the issuance of Capital Stock of CBS in connection with the exercise of warrants, options and similar deferred issuances of common stock (determined at the time of the exercise thereof)."

         7. References to "Westinghouse". All references to "Westinghouse" contained in the Credit Agreement are hereby changed to "CBS".


                            ARTICLE 11--MISCELLANEOUS

         1. Representations and Warranties. CBS and each Subsidiary Borrower (to the extent specifically applicable to such Subsidiary Borrower) hereby represents and warrants, on and as of the Third Amendment Effective Date (as defined below), that (a) the execution and delivery of this Third Amendment and the performance of this Third Amendment and the Credit Agreement as amended by this Third Amendment (the "Amended Credit Agreement") will not conflict with or result in a breach of, or require any consent under, the charter or By-laws (or other equivalent organizational documents) of CBS or any Subsidiary Borrower, or any applicable law or regulation, or any order, writ, injunction or decree of any Governmental Authority, or any material agreement or instrument to which CBS or any of its Material Subsidiaries is a party or by which any of them is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of CBS or any of its Material Subsidiaries pursuant to the terms of any such agreement or instrument; (b) CBS and each Subsidiary Borrower has all necessary corporate power and authority to execute and deliver this Third Amendment and to perform its obligations under this Third Amendment and the Amended Credit Agreement; (c) the execution and delivery of this Third Amendment and the performance of this Third Amendment and the Amended Credit Agreement have been duly authorized by all necessary corporate action on the part of CBS and each Subsidiary Borrower; (d) this Third Amendment has been duly and validly executed and delivered by CBS and each Subsidiary Borrower and each of this Third Amendment and the Amended Credit Agreement constitutes a legal, valid and binding obligation of CBS and each Subsidiary Borrower, enforceable in accordance with its terms except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general applicability affecting the enforcement of creditors' rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); (e) no authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority are necessary for the execution and delivery by CBS and each Subsidiary Borrower of this Third amendment, for the performance by CBS and each Subsidiary Borrower of this Third Amendment and the Amended Credit Agreement or for the validity or enforceability hereof or thereof, and (f) each of the representations of CBS and each Subsidiary Borrower set forth in Article III of the Amended Credit Agreement is true and correct in all material respects on and as of the Third Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties were true and correct in all material respects as of such earlier date.

         2. No Other Modifications. Except as expressly modified hereby, all the provisions of the Credit Agreement are and shall continue to be in full force and effect. Each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof' and words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended hereby.


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         3. GOVERNING LAW. THIS THIRD AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE
WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS AND PRINCIPLES OF SUCH STATE.

         4. Counterparts. This Third Amendment may be executed by one or more of the parties to this Third Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         5. Effectiveness. This Third Amendment shall become effective on and as of the date (the "Third Amendment Effective Date") upon which (a) the Administrative Agent shall have received (i) an executed counterpart of this Third Amendment from CBS and each Subsidiary Borrower, (ii) executed Lender Consent Letters (or facsimile transmissions thereof) from the Required Lenders consenting to the execution of this Third Amendment by the Administrative Agent and (b) CBS shall have paid to the Administrative Agent, for the benefit of each relevant Lender, an amendment fee equal to (x) 0.070% of such Lender's Commitment if such Lender shall have delivered its Lender Consent Letter, in accordance with the terms thereof, no later than 12:00 Noon, New York City time, on March 12, 1998, or (y) if clause (x) above is not applicable, 0.050% of such Lender's Commitment if such Lender shall have delivered its Lender Consent Letter, in accordance with the terms thereof, no later than 12:00 Noon, New York City time, on March 18, 1998.





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         IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed by their respective authorized officers as of the day and year first above written.


                              CBS CORPORATION

                              By Claudia E. Morf
                                 ----------------------------
                                 C. E. Morf
                                 Vice President and Treasurer


                              HEMISPHERE BROADCASTING CORPORATION

                              By Claudia E. Morf
                                 ----------------------------
                                 C. E. Morf
                                 Vice President and Treasurer


                              INFINITY BROADCASTING CORPORATION OF BOSTON

                              By Claudia E. Morf
                                 ----------------------------
                                 C. E. Morf
                                 Vice President and Treasurer


                              INFINITY BROADCASTING CORPORATION OF
                              NEW YORK

                              By Claudia E. Morf
                                 ----------------------------
                                 C. E. Morf
                                 Vice President and Treasurer


                              TRANSPORTATION DISPLAYS, INCORPORATED

                              By Claudia E. Morf
                                 ----------------------------
                                 C. E. Morf
                                 Vice President and Treasurer


                              MORGAN GUARANTY TRUST COMPANY OF NEW
                              YORK, as Administrative Agent

                              By Christopher C. Kunhardt
                                 ----------------------------
                                 Vice President



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